UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	February 28, 2020

PACIFIC ETHANOL, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-21467	41-2170618
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Capitol Mall, Suite 2060 Sacramento, California	95814
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code:	(916) 403-2123

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	PEIX	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On February 28, 2020, Pacific Ethanol Central, LLC, a Delaware limited liability company (“PE Central”) and wholly-owned subsidiary of Pacific Ethanol, Inc. (the “Company”), Pacific Aurora, LLC, a Delaware limited liability company and indirect subsidiary of the Company (“Pacific Aurora”), and Aurora Cooperative Elevator Company, a Nebraska cooperative company (“Aurora Coop”), entered into a Membership Interest Purchase Agreement (the “Agreement”) under which PE Central agreed to sell its entire interest in Pacific Aurora, consisting of 73.93 membership interest units (“Units”) representing 73.93% of the outstanding Units of Pacific Aurora, to Aurora Coop for a base purchase price of $52,789,425, subject to certain working capital adjustments, payable in cash and an aggregate $16.5 million in promissory notes (the “Transaction”). The promissory notes will be secured by deeds of trust recorded against certain real estate and improvements owned by Pacific Aurora.

The Transaction is expected to close on or before March 17, 2020 (the “Target Closing Date”); provided, however, that the Target Closing Date shall be extended to no later than April 15, 2020 (the “Outside Date”) by written agreement of PE Central and Aurora Coop in the event that (i) any government approvals or third party consents have not been obtained or any conditions thereof have not been satisfied, despite PE Central’s and Aurora Coop’s commercially reasonable efforts to obtain such approvals and consents, (ii) any lender provided financing, other than Aurora Coop, is not prepared to close and provide the requisite funds, and (iii) Aurora Coop has not received its due diligence investigation materials despite its commercially reasonable efforts to obtain such materials. The Outside Date may be extended by written agreement of PE Central and Aurora Coop.

The closing is contingent on Aurora Coop obtaining financing to fund the cash portion of the total consideration for the Transaction and other customary closing conditions. There can be no assurance that the Transaction will be consummated.

The Agreement also contains customary representations, warranties and covenants, and other terms and conditions.

The description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by this reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Number	Description

10.1	Membership Interest Purchase Agreement dated as of February 28, 2020 by and among Pacific Ethanol Central, LLC, Pacific Aurora, LLC and Aurora Cooperative Elevator Company (*)

(*) Filed herewith. The agreement filed as an exhibit to this report contains representations and warranties made by the parties thereto. The assertions embodied in such representations and warranties are not necessarily assertions of fact, but a mechanism for the parties to allocate risk. Accordingly, investors should not rely on the representations and warranties as characterizations of the actual state of facts or for any other purpose at the time they were made or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 5, 2020	PACIFIC ETHANOL, INC.

	By:	/S/ CHRISTOPHER W. WRIGHT
Christopher W. Wright,
Vice President, General Counsel & Secretary

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